Exhibit 99.3

SECUVANT, LLC

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For the Years Ended December 31, 2025, and 2024 and the Six Months Ended June 30, 2026 and 2025

The following discussion and analysis of the financial condition and results of operations of Secuvant, LLC (“Secuvant,” the “Company,” “we,” “us” or “our”) should be read together with the Company’s audited financial statements as of and for the years ended December 31, 2025, and 2024, the unaudited condensed financial statements as of June 30, 2026 and for the six months ended June 30, 2026, and 2025, and the related notes, included in Exhibit 99.1 to this Current Report on Form 8-K/A. This discussion is furnished as supplemental information in connection with Cycurion, Inc.’s acquisition of the Company on June 3, 2026, which was reported in Cycurion, Inc.’s Current Report on Form 8-K filed on June 9, 2026, as amended by this Current Report on Form 8-K/A.

Cautionary note regarding forward-looking statements. This discussion contains forward-looking statements, including statements about customer retention, billings trends, cost structure, liquidity and the effects of the transaction. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including those described under “Known Trends and Uncertainties” below and under “Risk Factors” in Cycurion, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We undertake no obligation to update forward-looking statements except as required by law.

Overview

Secuvant is a Utah-based provider of managed cybersecurity services to mid-market commercial organizations. Substantially all of our revenue is recurring and is earned from three managed service lines:

●	Managed detection and response (“MDR”) — 24x7 monitoring, detection and response delivered on a third-party security operations platform;

●	Risk and program management (“RPM”) — ongoing security program, governance and risk-management services; and

●	Threat and vulnerability management (“TVM”), marketed as Panoptic — continuous vulnerability identification and remediation tracking, launched in 2024.

Recurring managed services revenue represented 99.5% of revenue in 2025 and substantially all revenue in the six months ended June 30, 2026. Customers are generally invoiced quarterly or annually in advance, and revenue is recognized ratably over the service period. As a result, cash receipts are concentrated in the months following quarterly billing cycles, and deferred revenue is a significant component of our balance sheet.

Over 2024 and 2025 we changed our delivery model, reducing employed service-delivery personnel and relying more on our platform provider, outside contractors and management services provided by Clear Path Investments, an entity affiliated with our managing member.

This shift substantially reduced cost of revenue and increased gross margin.

On June 3, 2026, Cycurion, Inc. acquired 100% of the membership interests of the Company. Secuvant continues as a wholly owned subsidiary of Cycurion. Its services and technology are being integrated into Cycurion’s cybersecurity offerings and supported by Cycurion’s shared management, sales and administrative functions, rather than operated as a standalone unit. The historical results discussed below reflect Secuvant as an independent company and are not necessarily indicative of its results as part of Cycurion.

Key metrics

We use the following metrics to evaluate the business. Billings is a non-GAAP measure, defined as revenue plus the change in deferred revenue during the period; we use it as an indicator of invoiced demand and near-term cash collections. Billings is not a substitute for revenue and may not be comparable to similarly titled measures of other companies.

	FY 2025	FY 2024	6M 2026	6M 2025
Revenue	$2,336,556	$2,485,868	$1,058,323	$1,194,855
Billings (non-GAAP)	2,013,643	2,373,712	719,598	1,035,163
Gross margin	68.5%	48.7%	77.2%	65.2%
Customers invoiced during period	10	15	7	9
Largest customer (% of billings)	60.9%	61.6%	45.7%	47.8%
Deferred revenue, end of period	735,219	1,058,132	396,494	898,440

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Reconciliations of billings to revenue:

	FY 2025	FY 2024
Revenue	$2,336,556	$2,485,868
Add: deferred revenue, end of period	735,219	1,058,132
Less: deferred revenue, beginning of period	(1,058,132)	(1,170,288)
Billings	$2,013,643	$2,373,712

	6M 2026	6M 2025
Revenue	$1,058,323	$1,194,855
Add: deferred revenue, end of period	396,494	898,440
Less: deferred revenue, beginning of period	(735,219)	(1,058,132)
Billings	$719,598	$1,035,163

Known Trends and Uncertainties

●	Declining billings and customer count. Billings decreased 15.2% in 2025 and 30.5% in the first half of 2026 compared with the prior-year periods, and the number of customers invoiced declined from 15 in 2024 to 10 in 2025 and 7 in the first half of 2026. Because revenue is recognized ratably from previously billed amounts, lower billings lead revenue declines; deferred revenue decreased from $1,058,132 on December 31, 2024 to $396,494 on June 30, 2026.

●	Revenue will decline as prepaid deferred revenue is consumed. Revenue recognized in April–June 2026 averaged approximately $173,000 per month, while billings under current contracts average approximately $100,000 per month. The difference reflects recognition of amounts billed in prior periods, including multi-period prepayments, and deferred revenue decreased to $396,494 on June 30, 2026. As this balance is consumed, we expect revenue — and reported net income — to decline toward the level of current billings unless we add customers or expand services. Because the related cash was collected in prior periods, recent net income is not indicative of cash generation.

●	Customer concentration. Alsco, Inc. and its affiliates accounted for approximately 61% of billings in 2025 and 46% in the first half of 2026, with quarterly billings to Alsco declining from approximately $243,000 per quarter in 2025 to approximately $160,000–$173,000 per quarter in 2026. The loss of, or a further reduction in services to, this customer would materially reduce revenue and cash flows.

●	Platform dependency. MDR services are delivered on a third-party security operations platform ReliaQuest, whose license fees are our largest cost. Changes in pricing or availability of the platform would affect gross margin.

●	Integration into Cycurion. Following the acquisition, Secuvant’s services are being combined with Cycurion’s offerings. Customer contracts, billing, platform arrangements and administrative functions may be assigned to or shared with Cycurion. The management fee paid to Clear Path Investments, a related party ($199,008 in 2025), and the contract operations arrangement ended at closing. The Lighthouse Business Catalysts consulting retainer ($120,000 per year) was last billed June 1, 2026. In addition, Secuvant may bear shared-services charges from Cycurion. As a result, Secuvant’s standalone cost structure and results will not be comparable to the historical periods presented.

●	Transaction costs. Legal and accounting fees increased to $184,237 in the first half of 2026 from $16,186 in the prior-year period, principally in connection with the acquisition.

●	Non-recurring items. 2025 results include $104,298 of Employee Retention Credit refunds, and 2024 results include $127,392 of other expense from corrections of prior-period vendor balances. The first half of 2026 includes $33,753 from the release of customer deposits and credit balances, a $15,000 vendor credit and a $6,541 gain on the sale of a vehicle to a member.

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Results of Operations — Six Months Ended June 30, 2026, Compared with Six Months Ended June 30, 2025

	2026	2025	$ change	% change	% of rev 2026	% of rev 2025
Revenue	$1,058,323	$1,194,855	$(136,532)	-11.4%	100.0%	100.0%
Cost of revenue	241,129	416,171	(175,042)	-42.1%	22.8%	34.8%
Gross profit	817,194	778,684	38,510	4.9%	77.2%	65.2%
Selling, general and administrative	413,477	263,831	149,646	56.7%	39.1%	22.1%
Management and consulting fees	166,738	144,000	22,738	15.8%	15.8%	12.1%
Depreciation and amortization	43,069	43,379	(310)	-0.7%	4.1%	3.6%
Income from operations	193,910	327,474	(133,564)	-40.8%	18.3%	27.4%
Interest expense	(6,375)	(6,726)	351	5.2%	-0.6%	-0.6%
Gain on sale of vehicle – related party	6,541	—	6,541	n/m	0.6%	0.0%
Other income, net	61,263	101,800	(40,537)	-39.8%	5.8%	8.5%
Net income	$255,339	$422,548	$(167,209)	-39.6%	24.1%	35.4%

Revenue

	2026	2025	$ change	% change
Managed detection and response	$619,417	$703,527	$(84,110)	-12.0%
Risk and program management	123,750	123,750	—	0.0%
Threat and vulnerability management	315,156	359,520	(44,364)	-12.3%
Reimbursable expenses	—	8,058	(8,058)	-100.0%
Total revenue	$1,058,323	$1,194,855	$(136,532)	-11.4%

Revenue decreased $136,532, or 11.4%. MDR revenue decreased $84,110 (12.0%) and TVM revenue decreased $44,364 (12.3%), reflecting fewer customers (7 invoiced compared with 9) and reduced services to our largest customer. RPM revenue was unchanged at $123,750. Reimbursable expenses of $8,058 in 2025 did not recur.

Cost of revenue and gross margin

Cost of revenue decreased $175,042, or 42.1%, to $241,129, primarily due to a $136,604 reduction in platform license costs consistent with lower monitored volume, lower outside contractor costs ($15,207) and the absence of personnel and reimbursable costs incurred in 2025. Gross margin increased to 77.2% from 65.2%.

Operating expenses

Selling, general and administrative expenses increased $149,646 to $413,477, driven by legal and accounting fees of $184,237 compared with $16,186 in 2025, principally related to the transaction. Excluding those fees, selling, general and administrative expenses decreased $18,404, reflecting lower contract operations costs ($99,297 compared with $111,500) and lower travel and marketing spending.

Management and consulting fees increased $22,738 to $166,738, reflecting higher management fees from Clear Path Investments, a related party ($106,738 compared with $84,000); the arrangement ended at closing. Fees to Lighthouse Business Catalysts, also a related party, were $60,000 in both periods before a $15,000 credit recorded in other income in 2026. Depreciation and amortization was $43,069 compared with $43,379.

Other income (expense)

Interest expense was $6,375 compared with $6,726. In April 2026, we sold our vehicle to our managing member, who assumed the related loan, and recognized a gain of $6,541, which is presented separately. Other income, net was $61,263 compared with $101,800. 2026 includes $33,753 from the release of a customer deposit forgiven by the customer and other customer credit balances, the $15,000 vendor credit, $9,480 from closing out balances of terminated customers and a $3,030 adjustment of debt balances to lender statements. 2025 included $104,298 of Employee Retention Credit refunds.

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As a result, net income decreased to $255,339 from $422,548.

Results of Operations — Year Ended December 31, 2025, Compared with Year Ended December 31, 2024

	2025	2024	$ change	% change	% of rev 2025	% of rev 2024
Revenue	$2,336,556	$2,485,868	$(149,312)	-6.0%	100.0%	100.0%
Cost of revenue	736,942	1,276,063	(539,121)	-42.2%	31.5%	51.3%
Gross profit	1,599,614	1,209,805	389,809	32.2%	68.5%	48.7%
Selling, general and administrative	509,569	445,841	63,728	14.3%	21.8%	17.9%
Management and consulting fees	319,008	379,073	(60,065)	-15.8%	13.7%	15.2%
Depreciation and amortization	90,594	81,487	9,107	11.2%	3.9%	3.3%
Income from operations	680,443	303,404	377,039	124.3%	29.1%	12.2%
Interest expense	(14,871)	(28,013)	13,142	46.9%	-0.6%	-1.1%
Other income, net	121,353	(106,859)	228,212	213.6%	5.2%	-4.3%
Net income	$786,925	$168,532	$618,393	366.9%	33.7%	6.8%

Revenue

	2025	2024	$ change	% change
Managed detection and response	$1,359,660	$1,386,433	$(26,773)	-1.9%
Risk and program management	247,500	300,109	(52,609)	-17.5%
Threat and vulnerability management	716,933	790,013	(73,080)	-9.3%
Professional services and setup fees	—	9,313	(9,313)	-100.0%
Reimbursable expenses	12,463	—	12,463	n/m
Total revenue	$2,336,556	$2,485,868	$(149,312)	-6.0%

Revenue decreased $149,312, or 6.0%. TVM revenue decreased $73,080 (9.3%), RPM revenue decreased $52,609 (17.5%) and MDR revenue decreased $26,773 (1.9%), reflecting a decline in customers invoiced from 15 to 10. Professional services and setup fees of $9,313 in 2024 did not recur, partially offset by $12,463 of reimbursable expenses billed in 2025.

Cost of revenue and gross margin

Cost of revenue decreased $539,121, or 42.2%. Personnel costs decreased $435,601 to $10,768 as service-delivery employees transitioned off payroll during 2024, and platform license costs decreased $156,814, partially offset by a $39,370 increase in outside contractor costs. Gross margin increased to 68.5% from 48.7%.

Operating expenses

Selling, general and administrative expenses increased $63,728, primarily due to higher professional and outside services ($252,729 compared with $198,925), reflecting contract operations services of $220,100 compared with $128,308, including $55,000 billed by Lighthouse Business Catalysts, a related party, for an outside contractor.

Management and consulting fees decreased $60,065 to $319,008, principally due to a reduction in the retainer of Lighthouse Business Catalysts, a related party, from $15,000 to $10,000 per month. Management fees to Clear Path Investments, a related party, were $199,008 in 2025 compared with $199,073 in 2024.

Depreciation and amortization increased to $90,594 from $81,487. Amortization of capitalized software increased to $81,638 from $78,847, and depreciation of property and equipment increased to $8,956 from $2,640, principally from the vehicle acquired in June 2025.

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Other income (expense)

Interest expense decreased to $14,871 from $28,013, reflecting lower credit card balances and repayment of the line of credit in January 2025. Other income, net was $121,353 in 2025, including $104,298 of Employee Retention Credit refunds received in January 2025, compared with ($106,859) in 2024, which included $127,392 of other expense from corrections of prior-period vendor balances.

As a result, net income increased to $786,925 from $168,532.

Non-GAAP Financial Measures

We present EBITDA and Adjusted EBITDA as supplemental measures of operating performance. EBITDA is net income before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further excludes the Employee Retention Credit, gains on sales of assets and prior-period balance corrections, which we do not consider indicative of ongoing operations. These measures are not prepared in accordance with U.S. GAAP, should not be considered alternatives to net income, and may not be comparable to similarly titled measures of other companies.

	6M 2026	6M 2025
Net income	$255,339	$422,548
Interest expense	6,375	6,726
Depreciation and amortization	43,069	43,379
Income taxes (pass-through entity)	—	—
EBITDA	304,783	472,653
Less: employee retention credit	—	(104,298)
Less: gain on sale of vehicle - related party	(6,541)	—
Add: other expense (prior-period balance corrections)	—	3,769
Adjusted EBITDA	$298,242	$372,124

	FY2025	FY2024
Net income	$786,925	$168,532
Interest expense	14,871	28,013
Depreciation and amortization	90,594	81,487
Income taxes (pass-through entity)	—	—
EBITDA	892,390	278,032
Less: employee retention credit	(104,298)	—
Add: other expense (prior-period balance corrections)	3,769	127,392
Adjusted EBITDA	$791,861	$405,424

Liquidity and Capital Resources

Our principal source of liquidity is cash generated from customer billings, which are generally invoiced quarterly or annually in advance. At June 30, 2026, we had cash of $318,430, compared with $478,981 at December 31, 2025. We have no committed credit facility; the $60,000 line of credit outstanding at December 31, 2024 was repaid in January 2025. Because billings are concentrated in the last month of each quarter, cash balances fluctuate significantly within each quarter; month-end cash ranged from $175,595 to $745,570 during the eighteen months ended June 30, 2026.

	June 30, 2026	December 31, 2025	December 31, 2024
Cash	$318,430	$478,981	$339,565
Total current assets	524,663	844,741	842,170
Total current liabilities	539,383	1,099,347	1,852,725
Working capital (deficit)	(14,720)	(254,606)	(1,010,555)
Working capital excluding deferred revenue and customer deposits	381,774	545,890	110,625
Total debt (incl. related-party note and LOC)	328,017	436,734	462,903
Members’ equity (deficit)	(223,145)	(478,484)	(1,265,409)

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We had a working capital deficit of $14,720 at June 30, 2026 and $254,606 at December 31, 2025, and a members’ deficit of $223,145 at June 30, 2026 and $478,484 at December 31, 2025. Current liabilities include deferred revenue that will be settled primarily through the delivery of services rather than cash; excluding deferred revenue and customer deposits, working capital was $381,774 and $545,890, respectively. Billings have declined, our largest customer represented approximately 46% of billings in the first half of 2026, and net cash used in operating activities was $102,658 in the first half of 2026. At the June 3, 2026, closing, the related-party management fee, the contract operations arrangement, the consulting retainer and our payroll ended, together about $63,000 per month, and Cycurion will become a guarantor of our SBA loan upon approval by the SBA; the loan remains our obligation. Following the acquisition, Cycurion controls our cash, costs and customer relationships, and we have no employees of our own. Cycurion has disclosed substantial doubt about its own ability to continue as a going concern and is not obligated to provide financial support to us. Considering these conditions, management concluded that there is substantial doubt about our ability to continue as a going concern within one year after the date the financial statements were issued, and that management’s plans, which include completing our integration into Cycurion, continuing to deliver services under contracts billed in advance and obtaining support from Cycurion as needed, do not alleviate that substantial doubt. See Note 3 to the audited financial statements and Note 3 to the unaudited condensed financial statements.

Cash flows

	6M 2026	6M 2025	FY 2025	FY 2024
Net cash provided by (used in) operating activities	$(102,658)	$335,755	$312,430	$(421,481)
Net cash used in investing activities	(31,035)	(36,051)	(60,944)	(6,529)
Net cash provided by (used in) financing activities	(26,858)	(84,062)	(112,070)	10,846
Net change in cash	$(160,551)	$215,642	$139,416	$(417,164)

Operating activities. Net cash used in operating activities was $102,658 in the first half of 2026, compared with net cash provided of $335,755 in the prior year period. Although net income was $255,339, deferred revenue decreased $338,725 as previously billed services were delivered while billings declined, accounts payable and accrued liabilities decreased $147,747, and we refunded $31,524 of a customer deposit. Transaction-related legal and accounting fees also reduced operating cash flow. In 2025, net cash provided by operating activities was $312,430, reflecting net income of $786,925 (including the $104,298 ERC refund) and collection of the elevated December 31, 2024 receivables, partially offset by a $322,913 decrease in deferred revenue and a $381,249 reduction of accounts payable, credit card and accrued liabilities. In 2024, net cash used in operating activities was $421,481, principally because accounts receivable increased $432,940 from timing of year-end billings and deferred revenue decreased $112,156.

Investing activities. Investing activities consist of capitalized internal-use software development costs and equipment purchases: $31,035 in the first half of 2026, $36,051 in the first half of 2025, $60,944 in 2025 ($59,505 of software development costs and $1,439 of computer equipment) and $6,529 in 2024.

Financing activities. Financing activities consist of scheduled payments on the note payable to a former member ($3,666.66 per month), payments on the SBA Economic Injury Disaster Loan and the vehicle loan, and in 2024 and 2025 borrowings and repayment of the $60,000 line of credit. In April 2026, a member assumed the $79,157 vehicle loan in connection with purchasing the vehicle from the Company (non-cash).

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Material cash requirements

Our material cash requirements from known contractual obligations consist of scheduled debt principal payments, summarized below as of June 30, 2026, and interest on the SBA loan of approximately $7,400 per year. We also purchase security operations platform licenses from our platform provider under an agreement priced on the volume of monitored customer assets; at June 30, 2026 and December 31, 2025, we were committed to purchase platform licenses of $171,742 and $127,649, respectively (Note 13 to the unaudited condensed financial statements and Note 14 to the audited financial statements). The related-party management fee, contract operations and consulting arrangements ended at closing. We have no lease obligations with terms longer than twelve months. In connection with the acquisition, Cycurion, Inc. will become a guarantor of the SBA loan upon approval by the SBA; the loan remains our obligation, and no prepayment is planned.

	Total	< 1 year	1–3 years	3–5 years	> 5 years
SBA EIDL	$199,684	$4,786	$10,126	$10,913	$173,859
Note payable - related party	128,333	44,000	84,333	—	—
Total	$328,017	$48,786	$94,459	$10,913	$173,859

Critical Accounting Estimates

The preparation of financial statements in accordance with U.S. GAAP requires estimates that affect reported amounts. We consider the following estimates critical because they require significant judgment and changes could materially affect our results:

●	Capitalized internal-use software. We capitalize qualifying costs incurred during the application development stage of internal-use software and amortize them over an estimated useful life of three years. Judgment is required to determine which costs qualify and the useful life. Development costs of $59,505 in 2025 and $31,035 in the first half of 2026 were capitalized. Our enhancements are placed in service as they are completed and amortized from those dates. Software development costs, net were $77,158 on December 31, 2025, and $69,732 on June 30, 2026.

●	Revenue recognition and contract balances. Revenue from managed services is recognized ratably over the service period. Judgment is limited to identifying performance obligations and the treatment of setup fees and final-month prepayments; we treat setup fees that are not distinct as part of the related service. Customer deposits are recognized as income only when the customer releases them.

●	Employee Retention Credit. We recognize government assistance when there is reasonable assurance the conditions have been met and the amount will be received, which we determined occurred upon receipt in January 2025. The credit remains subject to IRS examination.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on our financial condition, results of operations, liquidity or capital resources.

Recently Issued Accounting Pronouncements

See Note 2 to the financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Not required for smaller reporting companies.

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